UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2022 (March 29, 2022)

Mobile Infrastructure Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55760	47-3945882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 E. 5th Street, Suite 2110, Cincinnati, Ohio, 45202
(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code) (702) 534-5577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2022, Mobile Infrastructure Corporation, a Maryland corporation (the “Company”), Mobile Infra Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”) and the other subsidiary borrowers party thereto entered into a Credit Agreement (the “Credit Agreement”) with KeyBanc Capital Markets, as lead arranger, and KeyBank, National Association, as administrative agent and lender. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement.

The Credit Agreement refinances certain of the Company’s current loans for various properties. The Credit Agreement will provide for, among other things, a $75,000,000 revolving credit facility, maturing on April 1, 2023, as may be extended pursuant to the terms of the Credit Agreement (the “Revolving Facility”). The Revolving Facility may be increased by up to an additional $75,000,000 provided that no event of default has occurred and is continuing and certain other conditions are satisfied.

Borrowings under the Revolving Facility bear interest at a SOFR benchmark rate or Alternate Base Rate, plus a margin of between 1.75% and 3.00%, with respect to SOFR loans, or 0.75% to 2.00%, with respect to base rate loans, based on the Company’s leverage ratio and pool property debt yield as calculated under the Credit Agreement.

The Company will use the Revolver to refinance certain of the Company’s current loans for various properties and the Revolver will be available for the Company’s general corporate purposes, including liquidity, acquisitions and working capital. The obligations under the Credit Agreement are guaranteed by the Company and the other Guarantors.

The Credit Agreement contains customary representations, warranties, conditions to borrowing, covenants and events of default, including certain covenants that limit or restrict, subject to certain exceptions, the ability of the Company, the Operating Partnership and its other subsidiaries to sell or transfer assets, enter into a merger or consolidate with another company, create liens, make investments or acquisitions or incur certain indebtedness.  The Credit Agreement also includes financial covenants that require the Company to (i) maintain a total leverage ratio not to exceed 65%, (ii) not to exceed certain fixed charge coverage ratios, and (iii) maintain a certain tangible net worth.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report regarding the entry into the Credit Agreement is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure.

                On April 1, 2022, the Company issued a press release announcing the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
10.1*

Credit Agreement, dated March 29, 2022, among Mobile Infrastructure Corporation, Mobile Infra Operating Partnership, L.P., the other subsidiary borrowers party thereto, KeyBanc Capital Markets, and KeyBank, National Association, as administrative agent and lender.

99.1	Press Release, dated April 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this exhibit have been omitted pursuant to Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

Date: April 1, 2022	By:	/s/ Stephanie Hogue
Stephanie Hogue
President